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                                                                   Exhibit 10.18


                        FIRST AMENDMENT TO OFFICE LEASE

    This First Amendment to Office Lease ("First Amendment") is made and entered into this 18th day of October, 2000 by and between 55 Almaden Boulevard Limited Partnership, a California Limited Partnership ("Landlord") and Agile Software Corporation, a Delaware Corporation ("Tenant").

                                   RECITALS

1. Tenant (formerly, Agile Software Corporation, a California Corporation) and Landlord are parties to that certain Office Lease ("Lease") by and between Landlord and Tenant dated November 5, 1999 covering 33,920 rentable square feet on the fifth and sixth floors of the building located at 55 Almaden Boulevard, San Jose, California, ("Building").

2.  Tenant and Landlord wish to extend the Term of the Lease.

Therefore, Tenant and Landlord agree to amend the Lease as follows:

1.  TERM

    1.1 The Term of the Lease is extended for a period of six (6) months, beginning March 1, 2005 and expiring August 31, 2005 (the "Extended Term").

2.  RENT

    2.1. Beginning March 1, 2005 and continuing throughout the Extended Term, monthly base Rent due for the Premises shall be $108,204.80, which is calculated at the rate of $3.19 per rentable square foot.

3.  BROKER REPRESENTATION

    3.1 Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by or awarded to such broker or agent with respect to this Amendment.
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4.  PARTIES
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    4.1  Tenant and Landlord hereby acknowledge that the name of Tenant was incorrectly stated in the Lease as Agile Software, Inc. Tenant and Landlord further acknowledge that the correct name of Tenant is Agile Software Corporation, a Delaware corporation.

    OTHER THAN THE FOREGOING, all other terms, covenants and conditions of the Lease as far as applicable remain unchanged.

    IN WITNESS WHEREOF, the parties hereto have subscribed their names and executed this First Amendment the day and year written below.


55 ALMADEN BOULEVARD LIMITED                 AGILE SOFTWARE CORPORATION,
PARTNERSHIP,                                 a Delaware Corporation
a California limited partnership
Landlord                                     Tenant

  By: Second Tower
      Its General Partner

                                             By: /s/ Thomas P. Shanahan
                                                -----------------------
                                                   Thomas P. Shanahan


  By:  /s/ Lewis N. Wolff                Its:____________________________
      ---------------------------
      Lewis N. Wolff


  Date:  10/18/00
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